UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ENZO BIOCHEM, INC.
(Name of Registrant as Specified in Its Charter)

LONE STAR VALUE INVESTORS, LP LONE STAR VALUE INVESTORS GP, LLC LONE STAR VALUE MANAGEMENT, LLC JEFFREY E. EBERWEIN DIMITRIOS J. ANGELIS JOHN M. CLIMACO
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Lone Star Value Management, LLC, together with the other participants named herein (collectively, “Lone Star Value”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of Lone Star Value’s slate of two highly-qualified director nominees to the Board of Directors of Enzo Biochem, Inc., a New York corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On December 17, 2015, Lone Star Value issued an Investor Presentation, which is attached as Exhibit 1.